UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 28, 2023

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City,

Shouguang City, Shandong, China 262700

(Address of principal executive offices and zip code)

+86 (536) 567 0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2023, Min Yang, the Chairman of the Board of Directors (the “Board”) of Gulf Resources, Inc. (the “Company”), informed the Board that he will not stand for re-election when his term expires at the Company’s 2023 annual meeting of shareholders to be held on November 30, 2023, and he tendered his resignation as Chairman of the Board effective as of the Company’s 2023 annual meeting of shareholders. The Board accepted Mr. Yang’s resignation, effective as of the Company’s 2023 annual meeting of shareholders, and elected Mr. Xiaobin Liu, Chief Executive Officer of the Company, as Chairman of the Board, effective as of the Company’s 2023 annual meeting of shareholders.

On September 28, 2023, Tengfei Zhang, member of the Board, the chair of the Compensation Committee and member of the Nominating and Corporate Governance Committee, of the Company, informed the Board that he will not stand for re-election when his terms expires at the Company’s 2023 annual meeting of shareholders, and he tendered his resignation as the chair of the Compensation Committee and member of the Nominating and Corporate Governance Committee. The Board accepted Mr. Zhang’s resignation as the chair of the Compensation Committee and member of the Nominating and Corporate Governance Committee, effective as of the Company’s 2023 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: October 3, 2023